UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 30, 2018

India Globalization Capital, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32830	20-2760393
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4336 Montgomery Ave. Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (301) 983-0998

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

The Company held its most recent Annual Meeting of Stockholders on November 8, 2017 and presented the stockholders with six proposals on which to vote.  The stockholders voted to approve five of the six proposals.  The vote on Proposal (3), the only item not approved, was adjourned to April 30, 2018.  Proposal (3) sought stockholder approval for the issuance of up to an additional 2,000,000 shares of the Company's common stock to Bricoleur Partners, L.P. pursuant to a prior financing arrangement.

Despite the efforts of India Globalization Capital (the "Company") to give its stockholders additional time to continue the voting for Proposal Three from its 2017 Notice of Annual Meeting of Shareholders, the item did not pass.

As disclosed before, since this item was not approved by the stockholders of record, the Company may choose to (i) resubmit the proposal to the Company's stockholders at its regular 2018 Annual Meeting of Stockholders, with potentially fewer shares and modified terms to be issued and approved, and/or (ii) enter into negotiations with Bricoleur Partners, L.P. to explore alternative arrangements including a discount, providing for principal and interest repayments in the form of cash or in non-convertible promissory notes. No assurance can be given that such negotiations will result in an amended arrangement or that such arrangement will be on economic terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Dated: May 4, 2018	By:	/s/ Ram Mukunda
Name: Ram Mukunda
Title: Chief Executive Officer and President